Exhibit 4.2

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 27, 2017

Among

TD AMERITRADE HOLDING CORPORATION,

As Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

3.300% Senior Notes Due 2027

THIS THIRD SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of April 27, 2017, is among TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of October 22, 2014 (the “Original Indenture” and, as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Securities to be designated as the “3.300% Senior Notes due 2027” (herein referred to as the “2027 Notes”), and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, Section 2.03 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture;

WHEREAS, Section 9.01(vii) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the 2027 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Original Indenture, the form and substance of the 2027 Notes, it is agreed by and among the Company and the Trustee as follows:

ARTICLE I

Relation to Indenture; Certain Amendments; Additional Definitions

1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

1.02 Certain Amendments.

(a) The Original Indenture, solely as it applies to the 2027 Notes, is hereby amended as follows:

(i) Section 8.01 (Satisfaction and Discharge of Indenture). Clause (c) of Section 8.01 shall be modified by deleting the word “and” at the end thereof and clause (d) of Section 8.01 of the Original Indenture shall be deleted.

(ii) Section 11.02 (Notices). Section 11.02 of the Original Indenture shall be modified by adding the following as the new penultimate paragraph:

“Notwithstanding anything to the contrary in the Indenture, where the Indenture provides for notice or other communication with respect to any event to a Holder of a Registered Global Security, such notice or other communication shall be sufficiently given if given to the Depositary for such Security (or its designee or nominee who is listed as Holder on the Securities Register), pursuant to its customary procedures.”

(b) All references to sections of the Original Indenture amended by this Supplemental Indenture shall be to such sections as amended by this Supplemental Indenture.

1.03 Additional Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Comparable Treasury Issue” means that United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term (as measured from the redemption date) of the 2027 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the 2027 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Interest Payment Dates” means April 1 and October 1 of each year, or if any such day is not a Business Day, the next succeeding Business Day, until maturity, beginning on October 1, 2017.

“Note Registrar” means U.S. Bank National Association, hereby appointed as an agency of the Company in accordance with Section 2.05 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Original Issue Date” means April 27, 2017.

“Permitted Liens” means (i) liens created by or resulting from claims against the Company for taxes or assessments or other governmental charges or levies (a) that are not then due and delinquent, (b) the validity of which is being contested in good faith or (c) which are less than $1,000,000 in amount; (ii) liens created by or resulting from any litigation or legal proceedings which are being contested in good faith by the Company or which involve claims against the Company of less than $1,000,000; (iii) deposits to secure (or in lieu of) any surety, stay, appeal or customs bonds; and (iv) such other liens as the Board of Directors of the Company determines will not materially detract from or interfere with the present value or control by the Company of the Voting Stock subject thereto.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Barclays Capital Inc. and Wells Fargo Securities, LLC or any of their respective affiliates that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), and their respective successors, provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (ii) at least two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Scottrade” means Scottrade Financial Services, Inc., a Delaware corporation, and its successors.

“Scottrade Acquisition” means the acquisition of Scottrade by the Company pursuant to the Scottrade Merger Agreement.

“Scottrade Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 24, 2016, by and among Scottrade, Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012, the Company and Alto Acquisition Corp., as amended, supplemented, restated or otherwise modified from time to time.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“2027 Maturity Date” has the meaning set forth in Section 2.03.

“2027 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE II

The Series of 2027 Notes

2.01 Title of the 2027 Notes. The 2027 Notes shall be designated as the “3.300% Senior Notes due 2027.”

2.02 Limitation on Aggregate Principal Amount. The aggregate principal amount of 2027 Notes that may initially be outstanding shall not exceed $800,000,000. The aggregate principal amount of the 2027 Notes may be increased in the future with no limit, without the consent of the Holders of the 2027 Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2027 Notes, except for the Original Issue Date and, if applicable, the issue price, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the 2027 Notes shall have occurred and be continuing and no additional 2027 Notes may be issued unless they will be fungible with the 2027 Notes issued on the Original Issue Date for U.S. federal income tax and securities law purposes.

2.03 Stated Maturity. The stated maturity of the 2027 Notes shall be April 1, 2027 (the “2027 Maturity Date”).

2.04 Principal, Interest and Interest Rate.

(a) The principal of the 2027 Notes shall be due on the 2027 Maturity Date.

(b) The unpaid principal amount of the 2027 Notes shall bear interest at the rate of 3.300% per annum, from and including their Original Issue Date, or from the most recent Interest Payment Date on which interest has been paid or provided for, to, but excluding, the 2027 Maturity Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates of April 1 and October 1 in each year, commencing on October 1, 2017. Interest accrued on the 2027 Notes from the last Interest Payment Date before the 2027 Maturity Date shall be payable on the 2027 Maturity Date.

(c) The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the 2027 Notes are registered at the close of business on the record date for such Interest Payment Date, being the immediately preceding March 15 or September 15, as the case may be, whether or not such day is a Business Day, provided, that interest payable on the 2027 Maturity Date will be paid to the Person to whom principal is payable.

2.05 Place of Payment. The place or places where the principal of and interest or redemption price on the 2027 Notes shall be payable is the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee and any other place or places designated by the Company pursuant to the Indenture, provided that while the 2027 Notes are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures.

2.06 Place of Registration or Exchange; Notices and Demands With Respect to the 2027 Notes. The place where the Holders of the 2027 Notes may present the 2027 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2027 Notes shall be the Corporate Trust Office of the Trustee.

2.07 Registered Global Securities for the 2027 Notes.

(a) The 2027 Notes shall be issuable in whole or in part in the form of one or more Registered Global Securities in definitive, fully registered, book-entry form, without interest coupons, registered in the name of the Depositary or its nominee. The Registered Global Securities for the 2027 Notes shall be deposited on the Original Issue Date with, or on behalf of, the Depositary.

(b) The Depository Trust Company (“DTC”) shall initially serve as Depositary with respect to the Registered Global Securities for the 2027 Notes. Such Registered Global Securities shall bear the legend set forth in the form of 2027 Note attached as Exhibit A.

2.08 Form of Securities. The Registered Global Securities for the 2027 Notes shall be substantially in the form attached as Exhibit A.

2.09 Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2027 Notes.

2.10 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2027 Notes pursuant to any sinking fund or analogous requirement.

2.11 Denominations. The 2027 Notes shall be issued in denominations of $2,000, or any integral multiple of $1,000 in excess thereof.

ARTICLE III

Redemption of the 2027 Notes

3.01 Redemption Price for Optional Redemption of the 2027 Notes.

(a) Prior to January 1, 2027 (three months prior to the 2027 Maturity Date)(the “Par Call Date”), the Company shall have the right to redeem the 2027 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the 2027 Notes to be redeemed; and

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes being redeemed (excluding any portion of such payments of interest accrued and unpaid as of the redemption date) assuming that such 2027 Notes matured on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points;

plus, in each case of (i) and (ii), accrued and unpaid interest thereon to, but not including, the redemption date.

(b) On or after the Par Call Date, the Company shall have the right to redeem the 2027 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

(c) If the redemption date is after a record date and on or prior to a corresponding Interest Payment Date, the interest will be paid on the redemption date to the Holder of record on the record date.

(d) If less than all of the 2027 Notes are to be redeemed at any time, and if the 2027 Notes are held by the Depositary, the applicable operational procedures of the Depositary for selection of notes for redemption will apply. If the 2027 Notes are not held by the Depositary, the Trustee will select 2027 Notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

(e) 2027 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2027 Notes held by a Holder are to be redeemed. Notices of redemption will be mailed or sent electronically by first class mail at least 30 but not more than 60 days before the date fixed for redemption to each Holder of 2027 Notes to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a date fixed for redemption if the notice is issued in connection with a defeasance of the 2027 Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

3.02 Special Mandatory Redemption of the 2027 Notes.

(a) If (x) the consummation of the Scottrade Acquisition does not occur on or before April 24, 2018 (the “Extended Termination Date”) or (y) the Company notifies the Trustee in writing that it will not pursue the consummation of the Scottrade Acquisition (the earlier of the date of delivery of such notice described in clause (y) and the Extended Termination Date, the “Special Mandatory Redemption Trigger Date”), the Company will be required to redeem the 2027 Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the 2027 Notes plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b) In the event that the Company becomes obligated to redeem the 2027 Notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than ten Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which such 2027 Notes will be redeemed (the “Special Mandatory Redemption Date”) which date shall be no later than the third Business Day following the date of such notice, together with a notice of

Special Mandatory Redemption, for the Trustee to deliver to each registered Holder of 2027 Notes to be redeemed. The Trustee will then promptly mail, or deliver electronically if such 2027 Notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered Holder of 2027 Notes to be redeemed at its registered address. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the 2027 Notes.

(c) Notwithstanding the foregoing, installments of interest on the 2027 Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant record dates in accordance with the 2027 Notes and the Indenture.

ARTICLE IV

Covenants

4.01 Limitation on Liens.

(a) As long as any of the 2027 Notes are outstanding, the Company (or any successor corporation) will not, and will not permit any of its Subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens, on the Voting Stock of TD Ameritrade Online Holdings Corp., TD Ameritrade Clearing, Inc. and TD Ameritrade, Inc. unless the Company shall cause the 2027 Notes to be secured equally and ratably with (or, at the Company’s option, prior to) any indebtedness secured thereby.

(b) When a Lien securing indebtedness for borrowed money that gave rise to the requirement under Section 4.01(a) that the 2027 Notes be secured equally and ratably thereby is released or terminated, as the case may be, by the holder or holders thereof, then the corresponding Lien that secures the 2027 Notes shall be deemed automatically released or terminated, as the case may be, without further act or deed on the part of any Person. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release or termination.

ARTICLE V

Miscellaneous Provisions

5.01 The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

5.02 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

5.03 THIS SUPPLEMENTAL INDENTURE AND THE 2027 NOTES SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

5.04 For the avoidance of doubt, this Supplemental Indenture may be amended in accordance with Sections 9.01 and 9.02 of the Original Indenture.

5.05 If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

5.06 In case any provision in this Supplemental Indenture or the 2027 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.07 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the 2027 Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture or the 2027 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2027 Notes or the proceeds of the 2027 Notes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

TD AMERITRADE HOLDING CORPORATION, as Issuer

By:	/s/ Timothy D. Hockey
	Name:	Timothy D. Hockey
	Title:	Chief Executive Officer and President

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Leland Hansen
	Name:	Leland Hansen
	Title:	Vice President

Third Supplemental Indenture

EXHIBIT A

CUSIP Number: 87236Y AF5

ISIN Number: US87236YAF51

3.300% Senior Notes due 2027

No. [●]	$[●]

TD AMERITRADE HOLDING CORPORATION

promises to pay to Cede & Co., or registered assigns,

the principal sum of $[●] on April 1, 2027.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: April 27, 2017

TD AMERITRADE HOLDING CORPORATION

By:
Name:
Title:

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This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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3.300% Senior Notes due 2027

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. For the avoidance of doubt, the term “Security” as used herein shall refer only to the Securities of this series and not any other series, unless the context requires otherwise.

(1) INTEREST. TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 3.300% per annum from April 27, 2017 until the 2027 Maturity Date. The Company will pay interest semiannually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date; provided that the first Interest Payment Date shall be October 1, 2017. Interest accrued on the Securities from the last Interest Payment Date before the 2027 Maturity Date shall be payable on the 2027 Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest; provided that interest payable on the 2027 Maturity Date or upon redemption will be paid to the Person to whom principal is payable. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Securities, the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent; provided, further, that while the Securities are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its

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nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Securities under an Indenture dated as of October 22, 2014 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of April 27, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Prior to January 1, 2027 (three months prior to the 2027 Maturity Date) (the “Par Call Date”), the Company shall have the right to redeem the Securities, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding any portion of such payments of interest accrued and unpaid as of the redemption date) assuming that such Securities matured on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year, consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case of (i) and (ii), accrued and unpaid interest thereon to, but not including, the redemption date.

(b) On or after the Par Call Date, the Company shall have the right to redeem the Securities, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

(c) Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

(d) Any optional redemption shall be made pursuant to the provisions of Article III of the Supplemental Indenture and Article 3 of the Base Indenture.

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(e) Notice of optional redemption will be mailed or sent electronically at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a date fixed for redemption if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed.

(6) SPECIAL MANDATORY REDEMPTION. If (x) the consummation of the Scottrade Acquisition does not occur on or before April 24, 2018 (the “Extended Termination Date”) or (y) the Company notifies the Trustee in writing that it will not pursue the consummation of the Scottrade Acquisition (the earlier of the date of delivery of such notice described in clause (y) and the Extended Termination Date, the “Special Mandatory Redemption Trigger Date”), the Company will be required to redeem the Securities then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Securities pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than ten Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which such Securities will be redeemed (the “Special Mandatory Redemption Date”) which date shall be no later than the third Business Day following the date of such notice, together with a notice of Special Mandatory Redemption, for the Trustee to deliver to each registered Holder of Securities to be redeemed. The Trustee will then promptly mail, or deliver electronically if such Securities are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered Holder of Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Securities.

Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant record dates in accordance with this Security and the Indenture.

(7) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

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(8) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(9) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Securities affected by such modification, to add, change or eliminate any provision thereof, or to modify the rights of such Holders thereunder. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to (i) effect the assumption of the Company’s obligations under the Indenture by a successor Person; (ii) to impose additional covenants and Events of Default or to add guarantees of other Persons for the benefit of the Holders; (iii) to add or change any of the provisions of the Indenture relating to the issuance or exchange of the Securities in registered form, but only if such action does not adversely affect the interests of the Holders of the Securities or related coupons in any material respect; (iv) to change or eliminate any of the provisions of the Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities of any series, or related coupon, which are entitled to the benefit of such provision and as to which such modification would apply; (v) to secure the Securities; (vi) to supplement any of the provisions of the Indenture to permit or facilitate the defeasance and discharge of the Securities, but only if such action does not adversely affect the interests of the Holders of outstanding Securities of any series or related coupons in any material respect; (vii) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one Trustee; (viii) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Securities which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture or the Securities, provided that such action pursuant to this clause (viii) shall not adversely affect the interests of the holders of outstanding Securities of any series in any material respect; (ix) to conform the text of the Indenture or the Securities to any provision of a description of such Securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such Securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Securities; and (x) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA. The Indenture also contains provisions permitting Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.

(10) DEFAULTS AND REMEDIES. If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

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(12) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(13) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(16) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

TD AMERITRADE HOLDING CORPORATION

4211 South 102nd Street

Omaha, Nebraska 68127

Attention: Investor Relations

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                  attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGISTERED

GLOBAL SECURITY

The following exchanges of a part of this Registered Global Security for an interest in another Registered Global Security or for a definitive Security, or exchanges of a part of another Registered Global Security or definitive Security for an interest in this Registered Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

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